Exhibit 10.13

Contract for the Sale of Dealer Management System (DMS) between Guangzhou Youxin Technology Co., Ltd. and Beijing WinSalesLink Software Technology Co., Ltd.

Party A: Guangzhou Youxin Technology Co., Ltd.

Party B: Beijing WinSalesLink Software Technology Co., Ltd.

Both parties, after negotiation, have reached an agreement. Party A is purchasing the right to use the “Dealer Management System” (hereinafter referred to as the “DMS system”) and related services from Party B. This contract is established in accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations.

Article 1 Contract Subject

1.1 DMS Software Usage Right

1.1.1 Party B grants Party A the right to use the functions and services of the DMS system.

Party B grants Party A the use of the standard DMS product. Party A coordinates with its dealers to obtain their agreement. Party B collects business data related to Party A’s products in the dealers’ ERP systems through technical means, or Party A’s dealers send purchase, sale, and inventory data of Party A’s products to Party B via email. This data is uploaded to the “Dealer Management System (DMS)” and, through Party B’s provided data operation and maintenance services, presents data that meets Party A’s requirements.

Function details can be found in Annex 1 “SOW of Project DCP ALL IN ONE solution ETL” of this contract. The standard functions of the aforementioned software product will be configured according to Party A’s needs and presented based on the functions exhibited by the software product in the applicable operating environment.

1.1.2 Party B grants Party A the right to use the main body and user scope of the DMS system.

The main body permitted to use the product is: [P&G]

1.1.3 Software License Period

The period during which Party B grants Party A the right to use the product is the duration of this contract. Upon the expiration of the license period, Party B will cease relevant services. One month after the expiration of the license period, the system will be closed and uninstalled. During this period, Party A should complete the migration or backup of system data.

1.2 DMS System Implementation, Secondary Development, and Operation and Maintenance Services

On the basis of Party B granting Party A the right to use the DMS system, both parties agree on project implementation, secondary development, data operation and maintenance, and system operation as specified in Annex 1 “SOW of Project DCP ALL IN ONE solution ETL” of this contract.

Article 2 Contract Amount, Billing Method, and Settlement Arrangement

2.1 Contract Amount

The total amount of this contract is [252,000] yuan (RMB [Two Hundred Fifty-Two Thousand Only]), detailed composition of the contract amount, billing method for each charge item, and settlement time are outlined in Annex 2 “WinSalesLink DMS Quotation” (hereinafter referred to as “Quotation,” no port usage fee will be charged for July and August 2022). The prices stipulated in this contract are inclusive of taxes, and adjustments due to changes in national tax rates will not occur during the contract performance period.

2.2 Settlement Arrangement

After the installation acceptance of dealers is completed before June 30, 2022, Party B will send a settlement invoice to Party A’s designated email based on the actual number of dealers installed. If Party A has any objections upon receiving the invoice, they should respond within 3 working days. If there is no response, Party B will consider it as confirmation and issue an invoice accordingly. If Party A has objections, both parties should complete the verification within 5 working days after Party A raises objections. If the amount changes, Party B will send a revised settlement invoice and issue an invoice based on it. Party A is required to settle the payment within 190 natural days after receiving the invoice from Party B.

2.3 Payment Account of Party B

Account Name: Beijing WinSalesLink Software Technology Co., Ltd.

Bank: China CITIC Bank Beijing Zhichun Road Branch

Account Number: 7111710182600157655

Article 3 Rights and Obligations of Both Parties

3.1 Party A shall provide necessary conditions, equipment, and other related work conducive to the implementation of this project as stipulated in this contract.

3.2 Party A shall promptly provide Party B with all necessary technical data, computer equipment, documents, files, test data, sample outputs, or other information and resources required for the implementation of this project, free of charge.

3.3 Party A shall appoint corresponding personnel to form a project team in accordance with the provisions of this contract and ensure the assignment of dedicated personnel responsible for executing Party A’s work under this contract and its attachments. During project implementation, Party A shall ensure the relative stability of its project team members.

3.4 Unspecific implementation tasks not assigned to Party B shall be the responsibility of Party A, supervised, managed, and controlled by Party A. Party B may offer suggestions or assistance to Party A in executing these tasks based on its knowledge and experience, but such suggestions or assistance do not constitute any obligations or commitments of Party B under this contract. Party A shall make all business decisions independently, and Party B shall not be responsible for any consequences arising from such business decisions.

3.5 The project manager or authorized personnel of Party A shall sign on relevant work documents and outcome documents, and Party A acknowledges their legal effectiveness.

3.6 Party A shall make timely payments to Party B as stipulated in this contract. Otherwise, Party B has the right to suspend the fulfillment of all its contractual obligations until Party A makes the payment, and Party A shall bear the related responsibilities.

3.7 For the purpose of this project, Party A agrees to provide written confirmation or raise written objections within 3 working days regarding documents and interim work results submitted by Party B. If Party A neither raises written objections nor provides written confirmation within the specified time, it will be considered as confirmation, and Party B can automatically initiate the next phase of work.

3.8 Party B shall provide relevant implementation services to Party A in accordance with the provisions of this contract.

3.9 While ensuring that the requirements of project implementation tasks are met and that all work is conducted in a professional and technically compliant manner, Party B has the final decision-making power on the methods and approaches of providing services by its personnel in accordance with the provisions of this contract.

3.10 During the implementation of services, Party B guarantees the relative stability of its personnel participating in this project. However, necessary personnel adjustments due to insufficient capabilities or departures are not limited by this guarantee. If vacancies occur due to personnel leaving the project, Party B must ensure that the project team personnel are replenished as soon as possible.

Article 4 Intellectual Property Rights

4.1 Party B owns the copyright of the computer software under the DMS system covered by this contract, protected by the Copyright Law of the People’s Republic of China and other relevant laws and regulations.

4.2 The software products that Party B grants Party A the right to use are limited to use within the scope and period specified in this contract. Without Party B’s authorization, Party A agrees not to transfer the rights or information under this contract to any third party other than P&G and entities related to P&G, not to sublet, sublease, or transfer the product usage right, and to take reasonable security measures to safeguard accounts and passwords.

4.3 Party B guarantees that it will not infringe on any third-party intellectual property rights and other legitimate rights and interests in the process of performing this contract, and guarantees that Party A’s use of Party B’s software and the results of utilizing Party B’s services will not infringe on any third-party intellectual property rights and legitimate rights and interests (except for reasons attributable to Party A).

Article 5 Confidentiality

5.1 Unless otherwise agreed in writing, both parties, Party A and Party B, shall not disclose, reveal, or disclose to any third party the contents of this contract and the commercial information obtained from each other during the execution of this contract.

5.2 Both parties acknowledge that personnel with confidentiality obligations include their respective business personnel, technical personnel, and any person who obtains confidential information during the performance of this contract.

5.3 The confidentiality obligations of both parties do not apply to the following information:

(1) Information officially requested to be disclosed by applicable laws, jurisdictional judicial or regulatory agencies, or other government departments, but the disclosing party should promptly notify the other party of any such requested disclosure and consult with the other party on the manner and scope of disclosure.

(2) Information obtained by the disclosing party from a third party legally and without violating any confidentiality obligations of that third party.

Article 6 Non-Solicitation

Both parties agree that neither party shall, during the term of this contract and within two years after the termination of this contract, recruit or employ any personnel from the other party who are involved in the implementation, development, consulting, training, and other services of this contract project. Otherwise, the party in breach shall pay a penalty equal to 10% of the contract amount to the other party and compensate the other party for any losses incurred.

Article 7 Breach of Contract Liability

7.1 In the event that one party violates the provisions of this contract and causes losses to the other party, the breaching party shall compensate the other party for its losses, and the compensation amount shall be limited to the direct economic benefits obtained by the breaching party from performing this contract.

7.2 To the maximum extent permitted by applicable laws, neither party shall be liable for the other party’s consequential, indirect, or incidental damages, unless the other party’s indirect economic benefits derived from performing this contract are reasonably allocated by written agreement at the time of signing this contract.

7.3 If Party B is overdue in delivering or providing services, an overdue penalty equal to five percent of the overdue service fee shall be paid to Party A for each day of delay.

7.4 If Party A is overdue in making payments, an overdue penalty equal to five per thousand of the overdue payment amount shall be paid to Party B for each day of delay. If Party A’s payment is overdue for more than one month, Party B has the right to suspend services, shut down the system until the payment is received. Any impact caused to Party A as a result is the responsibility of Party A, and Party B shall not be held liable. Furthermore, the delay in service due to the suspension does not constitute a breach of contract by Party B. If data needs to be retrospectively collected during the suspended period after service is resumed, in addition to paying the service fees for that period, if Party B needs to adjust the configuration of the collection software due to an extended data collection period, Party A shall pay an additional fee, and the specific service amount shall be determined through negotiation between the two parties.

7.5 Various economic losses, including liquidated damages and compensation, stipulated in this contract as a result of breach of contract shall be settled within thirty (30) days after the responsibility is determined. Otherwise, they shall be treated as overdue payments.

Article 8 Disclaimer

In the event of the following circumstances, it shall not be deemed as a breach of contract by Party B, and Party B shall not bear any breach of contract liability:

8.1 Delays in delivery by Party B or instability of the system caused by Party A, including:

(1) Delay in delivery due to Party A’s failure to submit documents according to the planned schedule or submission of documents that do not meet the requirements.

(2) Delay in project development progress due to changes or additions in requirements by Party A.

(3) Other delivery delays caused by Party A or instability or unavailability of the system due to issues in Party A’s production environment.

(4) Failure to complete business communication with dealers as planned by Party A.

(5) Delay in delivery due to dealers’ non-cooperation, slow response, or hardware/software environment not meeting the requirements for port activation.

8.2 Delays in delivery by Party B or instability of the system caused by third parties, including:

(1) Instability or unavailability of Party B’s DMS system due to issues with telecom networks or cloud service providers.

(2) Delay in delivery caused by issues with operating systems, databases, software manufacturers, or their services.

(3) Other delivery delays caused by third parties.

Article 9 Force Majeure

9.1 For the purposes of this contract, “force majeure events” refer to events beyond the control of any party, unforeseeable, or foreseeable but unavoidable events, which have a significant adverse impact on the normal operations of a party. These events include but are not limited to war, natural disasters, major epidemics, significant international and domestic political and economic events.

9.2 If a party is unable to fulfill its obligations under this contract due to a force majeure event, it shall notify the other party in writing within 10 days of the occurrence of the force majeure event and provide written proof of the occurrence of such event.

9.3 The performance of obligations under this contract shall be suspended during the duration of the force majeure event, and the performance date shall be automatically extended by a period equal to the duration of the aforementioned suspension.

9.4 During the duration of the force majeure event, both parties shall consult to find a fair resolution and shall make reasonable efforts to mitigate the consequences of such event.

9.5 If the force majeure event persists for one month and the parties have not reached an agreement on a fair resolution, either party has the right to terminate this contract by providing written notice to the other party immediately.

Article 10 Contract Effectiveness and Term

10.1 This contract shall come into effect on the date of 【June 1, 2022】 (the “Effective Date”) after being signed by both parties. If the last signing date of this contract is later than the “Effective Date” stated here, both parties confirm that the effectiveness of this contract can be retroactively applied to the specified “Effective Date”.

10.2 The term of this contract shall be from the Effective Date until 【August 30, 2022】.

Article 11 Contract Changes

11.1 Addition of Requirements

Both parties understand that as Party A’s business evolves and management requirements change, Party A may periodically present new requirements for Party B’s DMS system functionalities and related services. To enhance the efficiency of contracting between both parties and meet Party A’s demands for agile development and rapid response, the signing process and format for additional requirements are agreed upon as follows:

(1) Party A Presents Requirements

Party A submits requirement applications (Change Requests, CR) to Party B via email.

(2) Party B Evaluates Requirements and Provides Quotation

Upon receiving the CR, Party B communicates with Party A to clarify the requirements, assess the scope of work, and provides a work statement (Statement Of Work, SOW) and a quotation via email. The amount on the quotation is calculated based on the unit prices specified in Attachment 2 “YingxiaoTong DMS Quotation”. For very simple requirements, a description note on the quotation can replace the SOW.

(3) Party A Issues a Purchase Order (PO)

a) Once both parties have reached an agreement on the SOW and quotation through communication, Party A sends a Purchase Order (PO) via email and attaches the SOW and the quotation. Party B should confirm the PO within 3 working days after receiving it. If Party B does not provide feedback within the mentioned period, it is considered that Party B has confirmed the PO, and the PO becomes a supplementary agreement to this contract, legally binding both parties.

b) The PO only specifies the content and amount of the new services, and all other unspecified matters are subject to the terms of this contract.

(4) Party B delivers services as specified in the SOW.

11.2 If Party A proposes to abandon certain development requirements, Party A shall pay Party B all expenses incurred for that part of the development, including but not limited to personnel costs.

11.3 If due to reasons attributable to Party A (excluding force majeure such as natural disasters, epidemics, major domestic or international political events, etc.), the project is suspended for more than one month, Party A shall pay Party B all expenses incurred for the performance of this contract, including but not limited to personnel costs.

Article 12 Contract Termination

By mutual agreement, this contract may be terminated in advance. Party A shall bear all expenses already incurred by Party B for the performance of this contract, including but not limited to personnel costs.

Article 13 Notifications

13.1 Communications regarding the matters stipulated in this contract, including the presentation and confirmation of requirements, submission and confirmation of quotations, and delivery of product services, shall be conducted through the following designated email addresses:

(1) Designated email address for Party A: 【caohuiping@youxin.cloud】. Additionally, all communications related to requirement documents, quotation confirmations, acceptance confirmations, or any other contract-related content sent to Party B’s designated email address with the suffix 【@youxin.cloud】shall represent Party A and have legal binding force.

(2) Designated email address for Party B: 【chenyoudong@winchannel.net】. Additionally, all communications related to requirement evaluations, quotation submissions, acceptance notifications, invoices, or any other contract-related content sent to Party A’s designated email address with the suffix 【Winchannel.net】shall represent Party B and have legal binding force.

13.2 The contact information for both parties is as follows:

(1) Party A’s Contact Address: Room 605 and 606, No.13 Haian Road, Tianhe District, Guangzhou (for office use only), Postal Code: 【XXXXXX】, Contact Person: Cao Huiping, Contact Phone: 13632246497.

(2) Party B’s Contact Address: 4th Floor, Building D-1, Zhongguancun East Rise Science Park, 66 West Xiaokou Road, Haidian District, Beijing, Postal Code: 【100192】, Contact Person: Chen Youdong, Contact Phone: 13631438878.

13.3 In case of changes to the contact information, the party initiating the change should promptly inform the other party.

Article 14 Dispute Resolution

14.1 This contract shall be interpreted in accordance with the laws of the People’s Republic of China.

14.2 Any disputes arising from this contract shall be resolved through friendly consultation between both parties. In case the consultation fails, both parties agree to submit the dispute to the people’s court at the location of contract signing for resolution.

Article 15

15.1 The appendices to this contract constitute an integral part thereof:

(1) Appendix 1 “SOW of Project DCP ALL IN ONE solution ETL”

(2) Appendix 2 “YingxiaoTong DMS Quotation”

(3) Appendix 3 “PO Template”

15.2 For any matters not covered in this contract or for modifications, both parties shall reach a consensus through consultation and formalize such agreements through supplementary contracts. Supplementary contracts shall have the same legal effect as this contract.

15.3 The headings of this contract and its appendices are provided for convenience only and should be disregarded when interpreting this contract.

15.4 This contract is made in quadruplicate, with each party holding two copies.

(Page intentionally left blank, being the signature page of the “Distributor Management System (DMS) Sales Contract” between Guangzhou Youxin Technology Co., Ltd. and Beijing Winchannel Software Technology Co., Ltd.)

Buyer (Party A): Guangzhou Youxin Technology Co., Ltd.

(Seal)

Date of Signature

Seller (Party B): Beijing Winchannel Software Technology Co., Ltd.

(Seal)

Date of Signature